UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2008
DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32678 (Commission File Number)	03-0567133 (IRS Employer Identification No.)
370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 633-2900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.
Underwriting Agreement
     On March 12, 2008, DCP Midstream Partners, LP (the “Partnership”) and certain affiliates entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”) providing for the issuance and sale by the Partnership, and the purchase by the Underwriters, of 4,250,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $32.44 per Common Unit ($31.17 per Common Unit, net of underwriting discounts) (the “Offering”). The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s effective Shelf Registration Statement on Form S-3 (File No. 333-142278). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 637,500 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership.
     In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Some of the underwriters and affiliates of some of the underwriters have performed investment banking, commercial banking and advisory services for the Partnership from time to time for which they have received customary fees and expenses. The underwriters may, from time to time in the future, engage in transactions with and perform services for the Partnership in the ordinary course of their business. In March 2008, the Partnership entered into a temporary agreement with an affiliate of Citigroup Global Markets Inc. that is a counterparty to certain of the Partnership’s swap contracts, whereby the Partnership’s collateral threshold was increased by $20.0 million, resulting in a corresponding reduction of the Partnership’s posted collateral. In addition, affiliates of Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Credit Suisse Securities (USA) LLC are lenders under the Partnership’s credit facility and other commercial arrangements and receive customary fees for such services. If the Partnership repays borrowings under its credit facility with proceeds from the Offering, such affiliates will receive a portion of the proceeds from the Offering. In addition, an affiliate of Lehman Brothers Inc. owned approximately 9.9% of the Partnership’s common units as of December 31, 2007.

Item 7.01	Regulation FD Disclosure.
     On March 12, 2008, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement dated as of March 12, 2008 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 99.1	Press Release dated March 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and
Secretary
March 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement dated as of March 12, 2008 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 99.1	Press Release dated March 12, 2008.